                                                                   Exhibit 10.39


                               AMENDMENT NO. 1 TO
                          LICENSE AND SUPPLY AGREEMENT

     This Amendment No. 1 dated June 22, 1998 (this "AMENDMENT") to the License and Supply Agreement dated as of January 29, 1996, (the "LICENSE AGREEMENT"), between Krypton Isolation, Inc., a California corporation ("KRYPTON") and the Smart Modular Technologies, Inc., a California corporation ("SMART MODULAR"), is by and among Krypton and Smart Modular.

     WHEREAS, Krypton and Smart Modular entered into the License Agreement, pursuant to which Krypton agreed to supply Smart Modular with certain Krypton Chip Sets at negotiated prices and Krypton granted Smart Modular (i) certain rights and licenses to use Krypton Technology to develop and manufacture Smart Modular Products, (ii) certain trademark licenses; and (iii) licenses to use Intellectual Property Rights owned or licensed by Krypton relating to the Krypton Technology;

     WHEREAS, the License Agreement and the licenses granted by Krypton to Smart Modular pursuant to Section 3.0 thereunder (the "Licenses") shall terminate pursuant to the terms set forth in Section 11.2 thereof; and

     WHEREAS, Krypton and Smart Modular wish to amend Section 11.2 of the License Agreement to provide for termination of the License Agreement and the Licenses in the event of the occurrence of certain events, as set forth below in this Amendment;

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Definitions. Unless specifically designated otherwise, capitalized terms used herein shall have the same meanings given them in the License Agreement.

     2. Amendment of Section 11.2 - Termination. Section 11.2 of the License Agreement is hereby amended to include the following new subsections in addition to those already included as items 11.2 (a),(b), (c) and (d):

               "(e) If pursuant to a firm underwritten commitment Krypton makes an initial public offering of its Common Stock pursuant to a registration statement on Form S-1 filed with the Securities and Exchange Commission, covering the offer and sale of Common Stock for the account of Krypton to the public in which the pre-public offering market capitalization of Krypton is at least $60 million (as determined by multiplying all capital stock of the corporation outstanding on a fully diluted basis prior to the public offering by the price per share offered to the public as of the closing date of the public offering) and resulting in aggregate gross proceeds to Krypton in excess of ten million dollars ($10,000,000), before deduction of underwriting discounts and commissions and registration expenses, the terms of this Agreement and the Licenses granted by Krypton to Smart Modular pursuant to Section 3.0 hereof will terminate as of the effective date of such registration statement.

               (f) If Krypton undertakes a business transaction (whether in the form of a merger, reorganization or similar business combination) as a result of which Krypton's then current security holders own less than fifty percent (50%) of the surviving entity, the terms of this Agreement and the Licenses granted by Krypton to Smart Modular pursuant to Section
          3.0 hereof will terminate as of the closing date of such transaction."

     3. Effect of Amendment. As of the date of this Amendment the termination provisions set forth in Section 11.2 of the License Agreement are amended to include items 11.2(e) and (f) set forth above in this Amendment. Except as specifically set forth herein, the terms and conditions contained in the License Agreement shall continue in full force and effect.

     4.   Miscellaneous.

          4.1 Third Parties. Nothing in this Amendment, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Amendment, except as expressly provided herein.

          4.2 Governing Law. This Amendment shall be governed by and construed under the laws of the State of California, without reference to conflicts of laws principles.

          4.3 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          4.4 Severability. If one or more provisions of this Amendment are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Amendment, and the balance of this Amendment shall be enforceable in accordance with its terms.

                             SIGNATURE PAGES FOLLOW

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                       KRYPTON ISOLATION, INC.,
                                       a California corporation


                                       By: /s/  Gerald Yurgelites
                                           ---------------------------------
                                       Name:    Gerald Yurgelites
                                            --------------------------------
                                       Title:   President
                                             -------------------------------
                                       Dated:   June 19, 1998
                                             -------------------------------


                                       SMART MODULAR TECHNOLOGIES, INC.,
                                       a California corporation


                                       By: /s/  Ajay Shah
                                           ---------------------------------
                                       Name:    Ajay Shah
                                            --------------------------------
                                       Title:   President
                                             -------------------------------
                                       Dated:   June 19, 1998
                                             -------------------------------